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                                                                     EXHIBIT 3.1

                           FIRST AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SUNRISE TELECOM INCORPORATED

         The undersigned, Paul Chang and Robert Pfeiffer, hereby certify that:

         1. They are the duly elected and acting President and Secretary, respectively, of SUNRISE TELECOM INCORPORATED a Delaware corporation.

         2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on March 7, 2000 under the name of SUNRISE TELECOM INCORPORATED.

         3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

         The name of this corporation is SUNRISE TELECOM INCORPORATED (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         (A) The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred eighty-five million (185,000,000) shares, each with a par value of $0.001 per share. One hundred seventy-five million (175,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock.

         (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of
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the state of Delaware and within the limitations and restrictions stated in this
Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

         The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                   ARTICLE VI

         This Article VI shall become effective only when the Corporation qualifies for an exemption from Section 2115 of the California Corporations Code (the "Effective Time").

         On or prior to the date on which the Corporation first provides notice of an annual meeting of the stockholders following the Effective Time, the Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, designated Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders or any special meeting in lieu thereof following the Effective Time, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders or any special meeting in lieu thereof following the Effective Time, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders or any special meeting in lieu thereof following the Effective Time, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of three years.

         Prior to the Effective Time, the provisions of the preceding paragraph shall not apply, and all directors shall be elected at each annual meeting of stockholders or any special meeting in lieu thereof to hold office until the next annual meeting or special meeting in lieu thereof.

         Notwithstanding the foregoing provisions of this Article VI, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.



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         Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Subject to the rights of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. Any director, or the entire Board of Directors, may be removed from office, with or without cause, by the holders of a majority of the Voting Stock.

                                   ARTICLE VII

         In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE VIII

         No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Bylaws of the Corporation (the "Bylaws"), and no action shall be taken by the stockholders by written consent.

                                   ARTICLE IX

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VI, X, XIII and XIV of this Certificate of Incorporation may not be repealed or amended in any respect without the affirmative vote of holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote.




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                                    ARTICLE X

         (A) Except as otherwise provided in the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least 66-2/3% of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

         (B) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         (C) Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

                                   ARTICLE XI

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                   ARTICLE XII

         The Corporation shall have perpetual existence.

                                  ARTICLE XIII

         (A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         (B) Any repeal or modification of the foregoing provisions of this
Article XIII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                   ARTICLE XIV

         (A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise



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permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

         (B) Any repeal or modification of any of the foregoing provisions of this Article XIV shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification."
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         The foregoing First Amended and Restated Certificate of Incorporation
has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         Executed at ____________________, on the ____ day of ___________, 2000.



                                               --------------------------------
                                               Paul K.C. Chang, President


                                               --------------------------------
                                               Robert C. Pfeiffer, Secretary















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